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Exhibit 32

CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350

        Each of the undersigned hereby certifies that to his knowledge the Annual Report on Form 10-K for the fiscal year ended January 29, 2010 of Dollar General Corporation (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD W. DREILING
Name:	Richard W. Dreiling
Title:	Chief Executive Officer
Date:	March 31, 2010
/s/ DAVID M. TEHLE
Name:	David M. Tehle
Title:	Chief Financial Officer
Date:	March 31, 2010

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  Exhibit 32